STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                                EBANK.COM, INC.,
                             A GEORGIA CORPORATION,

                                       AND

                         PEACHTREE CAPITAL CORPORATION,
                             A GEORGIA CORPORATION,

                                       AND

                      CAROLINE O. HARLESS & STEVEN HARLESS,
                  SHAREHOLDES OF PEACHTREE CAPITAL CORPORATION

                             DATED DECEMBER 27, 2001





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                                TABLE OF CONTENTS
                                                                                                                     PAGE

ARTICLE 1         THE PURCHASE.........................................................................................2

         SECTION 1.1.         PURCHASE TRANSACTION.....................................................................2
         SECTION 1.2.         EFFECTIVE TIME AND CLOSING OF THE PURCHASE...............................................2
         SECTION 1.3.         TERMS AND CONDITIONS; CONVERSION OF SHARES...............................................3

ARTICLE 2         PURCHASE PRICE; EXCHANGE OF SHARES...................................................................3

         SECTION 2.1.         PURCHASE PRICE; PAYMENT FOR SHARES.......................................................3
         SECTION 2.2.         RIGHTS OF FORMER COMPANY SHAREHOLDERS....................................................3
         SECTION 2.3.         PURCHASE PRICE ADJUSTMENTS...............................................................4

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...................................5

         SECTION 3.1.         AUTHORIZATION; ORGANIZATION..............................................................5
         SECTION 3.2.         CAPITALIZATION; STRUCTURE................................................................6
         SECTION 3.3.         FINANCIAL STATEMENTS.....................................................................7
         SECTION 3.4.         UNDISCLOSED LIABILITIES..................................................................7
         SECTION 3.5.         REAL PROPERTY............................................................................8
         SECTION 3.6.         LITIGATION...............................................................................9
         SECTION 3.7.         INTELLECTUAL PROPERTY....................................................................9
         SECTION 3.8.         LICENSES................................................................................10
         SECTION 3.9.         COMPLIANCE WITH LAWS....................................................................10
         SECTION 3.10.        INSURANCE...............................................................................10
         SECTION 3.11.        MATERIAL CONTRACTS......................................................................10
         SECTION 3.12.        BROKERS, FINDERS, ETC...................................................................11
         SECTION 3.13.        TAXES...................................................................................11
         SECTION 3.14.        PENSION AND EMPLOYEE BENEFIT PLANS......................................................12
         SECTION 3.15.        LABOR AND EMPLOYMENT MATTERS............................................................14
         SECTION 3.16.        ENVIRONMENTAL MATTERS...................................................................15
         SECTION 3.17.        AGREEMENTS AFFECTING COMPETITION........................................................15
         SECTION 3.18.        TRANSACTIONS WITH RELATED PARTIES.......................................................16
         SECTION 3.19.        MAJOR VENDORS AND CUSTOMERS.............................................................16
         SECTION 3.20.        ABSENCE OF CERTAIN COMMERCIAL PRACTICES.................................................16
         SECTION 3.21.        ACCOUNTS RECEIVABLE.....................................................................17
         SECTION 3.22.        DISCLOSURE..............................................................................17
         SECTION 3.23.        SECURITIES LAW REPRESENTATIONS..........................................................17
         SECTION 3.24.        SHAREHOLDERS' ADDITIONAL REPRESENTATIONS................................................19

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF EBANK.............................................................20
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ARTICLE 5 COVENANTS AND AGREEMENTS OF THE PARTIES.....................................................................21

         SECTION 5.1.         SHAREHOLDER APPROVAL BY UNANIMOUS CONSENT...............................................21
         SECTION 5.3.         SHAREHOLDER AGREEMENT TO SIGN IN OTHER CAPACITIES.......................................21
         SECTION 5.3.         AFFILIATES..............................................................................22
         SECTION 5.4.         EMPLOYEE BENEFIT PLANS..................................................................22

ARTICLE 6 CONDITIONS PRECEDENTS TO EBANK'S OBLIGATIONS................................................................23

         SECTION 6.1.         ACCURACY OF REPRESENTATIONS.............................................................23
         SECTION 6.2.         PERFORMANCE OF COMPANY AND SHAREHOLDERS.................................................23
         SECTION 6.3.         MATERIAL CHANGES........................................................................23
         SECTION 6.4.         ABSENCE OF LITIGATION...................................................................23
         SECTION 6.5.         CERTIFICATES OF THE COMPANY AND SHAREHOLDERS............................................23
         SECTION 6.6.         CORPORATE APPROVAL......................................................................23
         SECTION 6.7.         APPROVALS...............................................................................24
         SECTION 6.8.         EMPLOYMENT AGREEMENTS...................................................................24
         SECTION 6.9.         CONSULTING AGREEMENTS...................................................................24
         SECTION 6.10.        SPACE AND COST-SHARING AGREEMENT........................................................24
         SECTION 6.11.        INDEMNITY AGREEMENT.....................................................................24

ARTICLE 7  CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS' OBLIGATIONS....................................24

         SECTION 7.1.         ACCURACY OF REPRESENTATIONS.............................................................24
         SECTION 7.2.         PERFORMANCE OF EBANK....................................................................25
         SECTION 7.3.         ABSENCE OF LITIGATION...................................................................25
         SECTION 7.4.         CERTIFICATES OF EBANK...................................................................25
         SECTION 7.5.         CORPORATE APPROVAL......................................................................25
         SECTION 7.6.         THIRD PARTY APPROVALS...................................................................25
         SECTION 7.7.         REGISTRATION RIGHTS AGREEMENT...........................................................25
         SECTION 7.8.         CONSULTING AGREEMENT....................................................................25
         SECTION 7.9.         SPACE AND COST-SHARING AGREEMENT........................................................25
         SECTION 7.10.        DESIGNATIONS............................................................................25

ARTICLE 8         CLOSING.............................................................................................26

         SECTION 8.1.         TIME AND PLACE OF CLOSING...............................................................26
         SECTION 8.2.         DELIVERIES BY THE COMPANY AND THE SHAREHOLDER...........................................26
         SECTION 8.3.         DELIVERIES BY EBANK.....................................................................26
         SECTION 8.4.         POST CLOSING DELIVERIES AND POWER OF ATTORNEY...........................................27

ARTICLE 9         SURVIVAL; INDEMNIFICATION...........................................................................27

         SECTION 9.1.         SURVIVAL................................................................................27
         SECTION 9.2.         INDEMNIFICATION.........................................................................28
         SECTION 9.3.         PROCEDURE FOR THIRD-PARTY CLAIMS........................................................29
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ARTICLE 10        RESTRICTIVE COVENANTS...............................................................................30

         SECTION 10.1.        RESTRICTIVE COVENANTS...................................................................30

ARTICLE 11        OTHER AGREEMENTS....................................................................................31

         SECTION 11.1.        EFFECTIVE DATE..........................................................................31
         SECTION 11.2.        ARBITRATION.............................................................................31
         SECTION 11.3.        RESCISSION OF ACQUISITION TRANSACTION UPON FAILURE TO OBTAIN REGULATORY APPROVALS.......32
         SECTION 11.4.        RIGHT OF FIRST REFUSAL..................................................................32

ARTICLE 12  MISCELLANEOUS.............................................................................................33

         SECTION 12.1.        INTEGRATION; SEVERABILITY...............................................................33
         SECTION 12.2.        EXPENSES................................................................................33
         SECTION 12.3.        NOTICES.................................................................................33
         SECTION 12.4.        PUBLIC ANNOUNCEMENTS....................................................................34
         SECTION 12.5.        REMEDIES................................................................................34
         SECTION 12.6.        OPPORTUNITY TO OBTAIN ASSISTANCE OF COUNSEL.............................................35
         SECTION 12.7.        GOVERNING LAW AND JURISDICTION..........................................................35
         SECTION 12.8.        ASSIGNMENT; AMENDMENTS; BINDING AGREEMENT...............................................35
         SECTION 12.9.        COUNTERPARTS; FACSIMILES................................................................35

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated as of December 27, 2001, by and among Ebank.com, Inc., a Georgia corporation ("Ebank"), Peachtree Capital Corporation, a Georgia corporation (the "Company"), and Caroline O. Harless and Steven Harless, individual residents of the State of Georgia (the "Shareholders" or each a "Shareholder").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, subject to the terms and conditions of this Agreement, the Shareholders, the Company, and Ebank desire and deem it in their respective best interests that Ebank purchase all the stock of the Company from the Shareholders (the "Purchase"); and

         WHEREAS, the Shareholders own all of the outstanding capital stock of the Company and desire to sell all of their shares of the Company to Ebank; and

         WHEREAS, the Board of Directors of Ebank has approved of the Purchase and other transactions contemplated hereby by unanimous written consent; and

         WHEREAS, the Board of Directors of the Company has approved this agreement and all representations contained herein by unanimous written consent.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                                  THE PURCHASE

         Section 1.1 Purchase Transaction. Subject to the terms and conditions hereof, the parties hereto agree that Ebank shall purchase all of the Company's stock from the Shareholders and the Company shall become a wholly-owned subsidiary of Ebank. In the period following the purchase, the Company shall also be known for the purposes of this Agreement as the "Surviving Corporation." Subject to the terms and conditions hereof, the parties hereto shall take all actions necessary in accordance with applicable law and their respective Articles of Incorporation and Bylaws to cause the Purchase to be consummated.

         Section 1.2 Effective Time and Closing of the Purchase. The consummation of the transactions contemplated by this Agreement (the "Closing") shall become effective on the date (the "Closing Date") and time (the "Effective Time") as provided for in Article 8 of this Agreement.
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         Section 1.3 Terms and Conditions; Conversion of Shares. The effect of the Purchase on the Articles of Incorporation, Bylaws, directors and officers of the Surviving Corporation, and the manner and basis of acquiring the shares of capital stock of the Company from the Shareholders for cash and Series B-1 Preferred Stock and Series B-2 Preferred Stock of Ebank (both as defined below), shall be as set forth in this Agreement.


                                   ARTICLE 2
                       PURCHASE PRICE; EXCHANGE OF SHARES

         Section 2.1 Purchase Price; Payment for Shares. In exchange for all the outstanding capital stock of the Company, $1.00 par value per share (the "Company Common Stock"), Ebank shall (i) issue and deliver 76,792 shares of Ebank's Series B-1 Preferred stock, no par value (the "Series B-1 Preferred Stock") and 76,792 shares of Ebank's Series B-2 Preferred stock, no par value (the "Series B-2 Preferred Stock") (the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, and any shares acquired by conversion thereof, are collectively referred to as the "Purchase Shares"), and (ii) pay $400,000 in cash at Closing. Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Purchase and without any action on the part of the holders thereof all shares of Company Common Stock held in the treasury, if any, immediately prior to the Effective Time shall be canceled and extinguished and no stock or cash shall be delivered or deliverable in exchange therefor.

         Section 2.2 Rights of Former Company Shareholders.


         (a) At the Closing, the stock transfer books of the Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time, and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.2(b) of this Agreement, each certificate theretofore representing shares of Company Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.1 and 2.3 of this Agreement in exchange therefor.

         (b) At the Closing or immediately after the Effective Time, each holder of shares of Company Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to Ebank and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 2.1 of this Agreement. Ebank shall not be obligated to deliver the consideration to which any former holder of Company Common Stock is entitled as a result of the Purchase until such holder surrenders such holder's certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.2(b). The certificate or certificates of Company Common Stock so surrendered shall be duly endorsed as Ebank may require.
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         Section 2.3 Preferred Stock Purchase Price Adjustments.


         (a) Purchase Price Adjustments. The Series B-1 Preferred Stock and Series B-2 Preferred Stock designations attached hereto as Exhibit 2.3(a)-1 and
Exhibit 2.3(a)-2 provide that the respective Purchase Prices of the Purchase Shares may be adjusted (the "Purchase Price Adjustments") following the "First Measuring Year" and the "Second Measuring Year," both as defined in the respective preferred stock designations (the First Measuring Year and the Second Measuring Year are collectively referred to as the "Adjustment Years"). The respective Purchase Price Adjustments are based upon the Company, in its role as the Surviving Corporation, achieving certain revenue targets (the "Revenue Targets"). The Revenue Targets will be based solely on the financial performance of the Surviving Corporation as determined by the financial statements of Surviving Corporation for the Adjustment Years as mutually agreed upon by the Shareholders and Ebank. The respective financial statements shall be completed no later than the January 31st following the end of each of the Adjustment Years.

         (b) Obligations of Ebank to Surviving Corporation Following the Purchase. During the Adjustment Years, the parties acknowledge and agree that Surviving Corporation shall operate financially independent from Ebank, and Ebank is not in any way obligated to contribute capital, products, or services to Surviving Corporation following consummation of the Purchase in order to assist the Surviving Corporation to achieve the Revenue Targets. During the Adjustment Years, Ebank agrees: (i) to maintain the Surviving Corporation business operations as a separate business; and (ii) not to merge or consolidate the Surviving Corporation with Ebank or any other Ebank subsidiary (unless the Surviving Corporation's business operations are maintained and recorded in a separate division or similar manner in order to maintain a consistent track of the Revenue Targets anticipated by Section 2.3(a)). Notwithstanding the above statements, the parties acknowledge that Ebank and Surviving Corporation may cooperate during the Adjustment Years by contributing capital, products, or services to one another, however, such cooperation is not obligated and is independent of either parties' obligations under this Agreement. Ebank and Surviving Corporation agree that it is to the benefit of both parties to work together and to use their respective commercially reasonable best efforts to make available to the other party their respective products and services.

         (c) Treatment of Pre-Purchase Revenue and Expenses Following the Effective Time. The parties acknowledge and agree that the Shareholders are entitled to receive from Surviving Corporation all revenues earned by the Company prior to the Purchase, and the Shareholders are also responsible to pay Surviving Corporation for all expenses incurred by the Company prior to the Purchase. After the Purchase, if necessary, Surviving Corporation shall pay to the Shareholders all commissions and income earned, but not received by the Company for transactions completed prior to the Purchase, less all expenses incurred but not paid by the Company prior to the Purchase. Additionally, Surviving Corporation shall also reimburse Shareholders for items prepaid by Shareholders for the benefit of the Surviving Corporation prior to the Purchase.
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         At December 31, 2001, any remaining working capital in excess of the
$15,000 clearing deposit (which shall be retained by the Surviving Corporation following the Purchase) in the Surviving Corporation shall be left to fund expenses of the Surviving Corporation, and reimbursed to the Shareholders following the Purchase. Shareholders and Ebank shall mutually agree upon the total revenues, expenses and working capital contributions to be reconciled between the Company and Shareholders pursuant to this Subsection (c) no later than 45 days after completion of the Purchase.


                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                              AND THE SHAREHOLDERS

         The Company and the Shareholders hereby represent and warrant to Ebank as follows:

         Section 3.1 Authorization; Organization.


         (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition, financial or otherwise (a "Material Adverse Effect").

         (b) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Purchase and the other transactions provided for herein and in all other documents and agreements executed in connection herewith and therewith (collectively, the "Purchase Documents"). The Board of Directors of the Company and the Shareholders have unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein.

         (c) This Agreement has been duly and voluntarily executed and delivered by the Company and the Shareholders and constitutes the legal, valid and binding obligations of each of them, enforceable in accordance with its terms.

         (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation, breach, default, right to accelerate or increase in obligations under the Company's Articles or Bylaws, any law or statute or any order, judgment or decree by which the Company is bound by name or any license, lease or other agreement to which the Company is a party or by which its assets and business may be affected.

         (e) The Company's Articles, Bylaws and stock book and, in all material respects, its minute books are complete and correct and contain all amendments thereto to date, a record of all corporate proceedings of the Company, and a record of all stock issuances and transfers of the Company.

         (f) The Company does not have any subsidiaries and never has had any subsidiaries. The Company does not conduct nor ever has conducted any business under any trade name or other fictitious name.

         (g) The Company is not a party to any joint venture or other similar agreement or arrangement that involves any sharing of profits of the Company or its assets or is similar to or competitive with the business.

         (h) The Shareholders are the sole record and beneficial owners of the Company Common Stock, and such Company Common Stock is free and clear of all mortgages, liens, pledges, security interests, charges, proxies, claims, restrictions, options and encumbrances of any nature whatsoever (collectively, "Liens"). The Shareholders have the full legal right, power and authority to vote the shares of Common Stock held by them. The Shareholders have not transferred or assigned any right, power or authority with respect to any shares of Company Common Stock to any other person or entity.

         Section 3.2. Capitalization; Structure.

         (a) The authorized capital stock of the Company consists of 100,000 authorized shares of Company Common Stock, of which 1,000 shares are issued and outstanding. All of the outstanding shares of Company Common Stock have been duly and validly authorized and issued, and are all fully paid and nonassessable. No shares of the Company's capital stock have been issued in violation of any preemptive rights, any rights of first refusal or any similar restrictions. There are no: (i) outstanding options (including phantom options), warrants or other rights (including preemptive rights) of any kind relating to the sale, issuance or voting of any shares of capital stock of the Company; (ii) securities convertible into, exchangeable for or evidencing the right to purchase any such shares; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, transfer or voting of such shares, any such convertible or exchangeable securities or any such options, warrants or rights.

         (b) All transactions whereby the Company repurchased, redeemed, canceled or reacquired shares of its capital stock and the solicitation of shareholder consents in connection with this Agreement have been effected in compliance with all applicable corporate and securities laws, and documentation prepared by or on behalf of the Company in connection therewith did not include any untrue statement of any material fact or omit to state any material fact necessary to make the statements made therein correct and complete.

         Section 3.3. Financial Statements. Attached hereto as Exhibit 3.3 is a true and complete copy of the audited balance sheets of the Company at December 31, 2000, 1999, and 1998 and related audited statements of operations, changes in stockholders' equity and cash flows and the unaudited balance sheet of the Company at September 30, 2001, and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the period ended September 30, 2001, including related footnotes (collectively, the "Financial Statements"). The Financial Statements:

         (a) have been prepared from, and are in accordance with, the books and records of the Company;

         (b) fairly present the financial position, results of operations and cash flows of the Company as of and for the periods set forth therein; and

         (c) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the indicated periods (except that, in the case of the monthly unaudited Financial Statements, there are no footnotes).

         Section 3.4. Undisclosed Liabilities.


         (a) Other than as shown on Schedule 3.4(a), the Company does not have any material liabilities or obligations of any nature, known or which reasonably should be known (whether accrued, absolute, contingent or otherwise) ("Liabilities") that would, individually or in the aggregate have a Material Adverse Effect on the Company.

         (b) Since December 31, 2000, the Company has conducted its business only in the normal course and has not:

                  (i) suffered any physical damage, destruction or casualty loss (whether or not such loss or damage shall have been covered by insurance) which adversely affects the properties, business or prospects of the Company, or suffered any deterioration in the operating condition of any physical assets of the Company, normal wear and tear excepted;

                  (ii) incurred, created, assumed or guaranteed any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business;

                  (iii) increased, or made any change in any assumptions underlying the method of calculating, any bad debt, contingency or other reserves;

                  (iv) made any change in the method of valuing assets included in the Financial Statements;

                  (v) made any change in any method of accounting or keeping its books of account or accounting practices or systems of internal accounting controls;

                  (vi) paid, discharged or satisfied any liability or obligation (whether absolute, accrued, contingent or otherwise), other than by payment, discharge or satisfaction in the ordinary course of business;

                  (vii) permitted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien;

                  (viii) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

                  (ix) canceled or waived any claims or rights, or sold, transferred, distributed or otherwise disposed of any assets or properties, except in the ordinary course of business;

                  (x) experienced any strike, walkout, similar labor trouble or other similar event; or

                  (xi) increased the salaries or other remuneration payable or to become payable to, or made any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder (except normal merit increases made in the ordinary course of business and consistent with past practice), or established, made any increase in, or any addition to, other benefits (including, without limitation, any Employee Plans, as defined in Section 3.14 below) to which any of them may be entitled, or made any payments to any Employee Plan, except payments in the ordinary course of business and consistent with past practice, or entered into any agreement, arrangement or transaction with any such person not in the ordinary course of business, or failed to make any required payment under any Employee Plan.

         Section 3.5. Real Property. The Company does not own any real property and, as of the Closing, it will have only an agreement and sublease for Company's sole office location that will include the material terms as set forth in Exhibit 6.9 (theleased space and improvements thereon constituting the "Facilities"). The Surviving Corporation may continue to use the facilities after the completion of the Purchase.

                  (a) Condition. The Facilities are in good condition and repair, in satisfactory working order, are suitable for use in the Company's business as presently conducted, have been maintained in accordance with reasonable maintenance procedures, and are structurally sound with no material defects. There are no latent defects in or to the Facilities or any portion thereof. There are no problems or deficiencies in any utility services to any of the Facilities including, without limitation, electrical, gas, water, sewer and telephone.

(b) Compliance. To the best knowledge of the Company and the Shareholders, the present use of the Facilities is in compliance with all applicable zoning ordinances, building codes, fire codes, or health department ordinances pertaining thereto; the Facilities are in compliance with all federal, state and local laws and ordinances relating to clean air, water, waste disposal, toxic substances and other environmental regulations; the Facilities are in compliance with all laws and ordinances relating to occupational health and safety; and the Company has not received any notices of any purported violations of any of the foregoing.

         Section 3.6. Litigation. There are no suits, claims, investigations or proceedings pending or threatened against the Company, its officers or directors in their capacities as officers or directors, the Shareholders or any other person or entity for whom the Shareholders or the Company may be vicariously liable at law or in equity. The Shareholders are not subject to, and the Company is not operating under or subject to, any order, writ, injunction or decree of any court or governmental authority in which any of them is named.

         Section 3.7. Intellectual Property.

         (a) Ownership. The Company does not own any patents, trademarks, service marks, trade names or copyrights (including registrations, licenses and applications pertaining thereto) and all other proprietary information used by the Company in the conduct of its business (the "Intellectual Property").
Schedule 3.7(a) sets forth the trade names owned and used by the Company.

         (b) Ownership and Protection of Software Licenses. The Company is not licensed to use any software applications nor is it required to use any software in order to operate its business in the normal course other than software legally provided to the Company from Harless & Associates. After Closing, Shareholders shall cause Harless & Associates to continue to provide Company and Surviving Corporation with all software applications provided to Company as of the date of the Agreement, unless otherwise agreed to by Shareholders and Ebank.

         (c) Absence of Claims. No claims have been asserted by any person to rights in the Intellectual Property of the Company, and no valid basis for any such claim exists. The use of the Intellectual Property by the Company and does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other state or federal laws which protect intellectual property rights). No claim has been asserted by any person to the effect that any current or former employee of the Company has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Company or any third party.

         Section 3.8. Licenses. The Company has all government licenses, consents, permits, franchises, approvals and other governmental authorizations ("Licenses") required for its business as currently conducted. The Licenses are set forth on Schedule 3.8. No proceeding is pending or threatened seeking the revocation or suspension of any License.

         Section 3.9. Compliance with Laws. The Company's businesses have been operated and maintained in all material respects in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. There is not outstanding and, to the Company's and the Shareholders' best knowledge, there are no threatened orders, writs, injunctions, or decrees of any court, governmental agency, or arbitration tribunal against the Company affecting, involving, or relating to its business or assets. The Company is not in violation of any applicable federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree affecting, involving, or relating to its business or assets (including under ownership by Ebank) or the Company's assets, and neither the Company nor the Shareholders have received any notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the securities and brokerage laws, patent, copyright, and trademark laws, state trade secret and unfair competition laws of the U.S. and foreign jurisdictions, environmental laws and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulation laws.

         Section 3.10. Insurance. Schedule 3.10 lists all policies of casualty, liability, workers' compensation, life and other forms of insurance by which the Company is currently insured or has been insured since inception of the Company and includes for each policy in effect the period through which premiums have been paid. All of the policies indicated as in force in Schedule 3.10 are in full force and effect and no notice of cancellation has been received with respect thereto and are sufficient for compliance in all material respects with all requirements of law and all agreements to which the Company is a party.

         Section 3.11. Material Contracts. Schedule 3.11 lists the following agreements (including, without limitation, leases, purchase contracts and commitments) to which the Company is a party or by which the Company or any of its properties is bound:

         (a) all contracts which involve future obligations on the part of the Company in an aggregate amount during any 12 month period exceeding $10,000 in the case of purchase orders and commitments or $5,000 in the case of any other type of contract;

         (b) all joint ventures, sales agency, sales representative or distributorship, broker, franchise, license or similar contracts;

         (c) all real estate leases and other leases of material assets;

         (d) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending by the Company in any amount

(exclusive of advances to employees for expenses in the ordinary course of business) or any borrowing of $5,000 or more;

         (e) all powers of attorney, guarantees, suretyships or similar agreements given by the Company; and

         (f) all other written material agreements to which the Shareholders are a party or to which any of Company Common Stock may be or become subject.

         Each contract set forth in Schedule 3.11 is valid, binding and enforceable in accordance with its terms, and neither the Company, nor the Shareholders nor any other party to any such contract is in material breach or material default of the express written terms of such contracts.

         Section 3.12. Brokers, Finders, etc. Neither the Shareholders nor the Company have employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

         Section 3.13. Taxes.


         (a) Filing of Tax Returns. The Company has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes (as hereinafter defined) required to be filed through the date hereof. All such returns and other information filed are complete and accurate in all material respects. All distributions and expenses made by the Company for salaries and other deductible expenses, as reflected on such returns, are properly categorized thereon.

         (b) Payment of Taxes. All Taxes that are due and payable by the Company (whether or not shown on any return) before the date hereof have been paid. In the opinion of the Company and the Shareholders, an adequate reserve has been established on the Financial Statements for all unpaid Taxes payable by the Company with respect to all periods through the date of such Financial Statements, and the Company is not, in the Shareholders' reasonable judgment, required to reserve for any liability for Taxes in excess of the reserves so established. No portion of the reserve established on the Financial Statements for Taxes reflects any contingent liability or other potential liability for Taxes that are due and payable, or that may become due and payable in the future, as a result of an audit, amended return or otherwise.

         (c) Audit History. The Company and its Shareholders warrant that:


                  (i) There are no deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company which have not been paid or otherwise finally settled and resolved;

                  (ii) The Company has not waived the statute of limitations in respect of any Tax or agreed to any extension of time with respect to the assessment of any Tax; and

                  (iii) The Company is not currently under audit with respect to Taxes by any governmental authority, and no such authority in a jurisdiction where the Company does not file Tax returns or pay Taxes has claimed that the Company is required to file Tax returns or otherwise is subject to taxation.

         (d) Withholding Taxes. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

         (e) Taxes. For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign and other taxes, assessments, or other governmental charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, gross receipts, excise, employment, or withholding taxes, including interest, penalties and additions in connection therewith.

         Section 3.14. Pension and Employee Benefit Plans.

         (a) For purposes of this Agreement, the terms set forth below shall have the following meanings:

                  (i) "Code": The Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder;

                  (ii) "Employee Plans": All plans, programs, arrangements, practices or contracts pursuant to which the Company provides or is obligated to provide or has within the last six years been obligated to provide, directly or indirectly, benefits or compensation to or on behalf of employees or former employees of the Company, whether formal or informal, whether or not written, whether or not terminated, including but not limited to the following:

                                    (A) Executive Arrangements -- any bonus,
                  incentive compensation, stock option, deferred compensation, commission, severance, golden parachute or other executive compensation plan, employment contract, arrangement or practice;

                                    (B) ERISA plans -- any Pension Plan or
                  Welfare Plan, as defined in Section 3 of ERISA, including but not limited to any multi-employer plan, defined benefit pension plan, profit sharing plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical hospitalization, accident, sickness, disability, severance pay or life insurance benefits; and

                                    (C) Other Employee Fringe Benefits -- any
                  stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay, or fringe benefit plan, program, arrangement, contract, or practice;

                  (iii) "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations thereunder; and

                  (iv) "ERISA Affiliate": A corporation that is or was a member of a controlled group of corporations with the Company or a trade or business that is under common control with the Company or which together with the Company is treated as a single employer, in each case within the meaning of Section 414 of the Code.

         (b) Schedule 3.14 lists or describes all Employee Plans maintained or contributed to by the Company pursuant to which the Company provides benefits or compensation to or on behalf of employees or former employees of the Company. The Company does not have any ERISA Affiliates.

         (c) Each Employee Plan (and related trust or funding vehicle, if any) has at all times been administered and maintained in accordance with its terms and the applicable law including, without limitation, the filing of Forms 5500 and all other applicable reports.

         (d) To the extent any Employee Plan is subject to approval by any governmental agency, such Employee Plan has received such approval and such approval is current.

         (e) The Company is not subject to, and no facts exist which could subject the Company to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefits payments or related claims (other than the ordinary claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans), any liability for any Tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA.

         (f) No Employee Plan has engaged in or been a party to any "prohibited transaction" (as defined in ERISA or the Code), and the Company has not incurred, and does not reasonably expect to incur, any liability under Chapter 43 of the Code or
Section 502 of ERISA with respect to any Employee Plan.

         (g) No ERISA Welfare Plan provides benefits to former employees of the Company, other than continuation coverage required by Section 4980B of the Code and Section 601 of ERISA.

         (h) There are no pending or threatened claims, suits or other proceedings with respect to any Employee Plan other than the ordinary claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans and which will be paid under such Employee Plans in the ordinary course.

         (i) There is no requirement that the Surviving Corporation or Ebank make any further contributions to any Employee Plan after the date of this Agreement, and each Employee Plan which provides benefits to or on behalf of employees or former employees of the Company may be terminated by the Surviving Corporation or Ebank in its sole discretion without liability of any kind or description whatsoever to Surviving Corporation, Ebank or any other person, entity or governmental agency.

         (j) The Company is not a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 28OG of the Code.

         Section 3.15. Labor and Employment Matters. The Company and its Shareholders warrant the following:


         (a) the Company is not a party to any collective bargaining agreements;

         (b) the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health and is not engaged in any unfair labor or unfair employment practices;

         (c) there is no unfair labor practice, charge or complaint or any other matter against or involving the Company pending or threatened before the National Labor Relations Board or any court of law;

         (d) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against the Company, and the Company has not experienced any organized work stoppage, organizational drive or other labor difficulty since its inception;

         (e) there are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against the Company and no known basis for any such claim exists; and

         (f) there are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against the Company.

         (g) Schedule 3.15(g) lists all employment, consulting, loan-out, retainer or other contracts or agreements involving any person employed by the Company as an employee or independent contractor to which the Company is a party or by which it is bound. The Company is not and no other party to any such agreement or contract is in default with respect to any material term or condition thereof (including the making of contributions and recording services therefor), nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.

         (h) Schedule 3.15(h) lists the names and current compensation levels of all employees and consultants of the Company.


         Section 3.16. Environmental Matters.

         (a) The operations of the Company comply, and have complied, in all respects with all applicable environmental laws.

         (b) The Company has obtained all environmental, health and safety permits, approvals, licenses and other authorizations necessary for the operation of its business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and the Company is in compliance in all respects with all terms and conditions thereof.

         (c) The Company has not received any written notice of any pending or threatened investigation, proceeding or claim to the effect that it is or may be liable to any person, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any applicable environmental laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any state superfund law, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of the Company to any person, or for any such cleanup costs.

         Section 3.17. Agreements Affecting Competition. The Company is not a party to or is bound by any agreement which presently restricts or precludes the Company or any present or future affiliate of the Company from conducting any business anywhere in the world, or upon the occurrence of any event, the giving of notice or the passage of time, by its terms would have such an effect. Notwithstanding the above, the Company is a registered broker-dealer and a registered investment advisor, and as such, the Company's activities, including where it may conduct activities, are regulated by the NASD, the Securities and Exchange Commission, and other laws and regulations which govern the activities of parties conducting such regulated activities.

         Section 3.18. Transactions with Related Parties. Except as disclosed on
Schedule 3.18, in connection with customary transactions in the ordinary course of business, no officer, director or shareholder of the Company or any relative or affiliate thereof:

         (a) owes money to the Company;

         (b) has any claim against the Company;

         (c) has any interest in any property or assets used by the Company in its business;

         (d) has any benefits which are contingent on the transactions contemplated by this Agreement, other than as stated herein;

         (e) has any agreement with the Company that is not terminable by the Company without penalty or notice;

         (f) has any agreement providing severance benefits or other benefits (which are conditioned upon a change of control) after the termination of employment of such employee regardless of the reason for such termination of employment; or

         (g) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

         Section 3.19. Major Vendors and Customers. Schedule 3.19 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Company, to whom the Company paid or billed in the aggregate in excess of $25,000 during calendar year 1999 or 2000, except for financial services clients that the Company serviced in the Company's ordinary course of business.

         Section 3.20. Absence of Certain Commercial Practices. Neither the Company, nor any of its directors, officers, agents, affiliates or employees, nor the Shareholders, nor any other person acting on behalf of the Company or the Shareholders, have (a) given or agreed to give any gift or similar benefit having a value of $100 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of the Company, (b) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable laws, or (c) received any unlawful contributions, payments, gifts or expenditures in connection with the business of the Company.

         Section 3.21. Accounts Receivable. Pursuant to Section 2.2(c) of this Agreement, the parties have agreed that accounts receivables related to services performed prior to Closing shall be paid by Ebank to the Shareholders in accordance with Section 2.2(c). For this reason, as of the Closing Date, no accounts receivables are disclosed.

         Section 3.22. Disclosure. No representation, warranty, or statement made by the Company or the Shareholders in this Agreement or in any document or certificate furnished or to be furnished to Ebank pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. All facts known or reasonably available to the Company and the Shareholders that are material to the financial condition, operation, or prospects of the Company's businesses and assets have been disclosed to Ebank.

         Section 3.23. Securities Law Representations.

         (a) Access to Information. The Company and the Shareholders acknowledge that all documents, records, and books pertaining to Ebank have been made available for inspection by the Company and the Shareholders. The Company and Shareholders have had an opportunity to ask questions of and receive answers from the officers of Ebank concerning the terms and conditions of the offering of the Purchase Shares, and to obtain additional information from the officers of Ebank. All such questions have been answered to the full satisfaction of the Company and Shareholders.

         (b) Statements. The Company and the Shareholders acknowledge that, from time to time, statements about Ebank may be made, in writing or otherwise, that may purport to contain information about Ebank, including in newspaper articles, internet chat rooms and other publications and communications, and that such statements have been and may be materially incorrect or misleading. The Company and the Shareholders agree that neither Ebank nor any of its affiliates or representatives has made any representation or warranty as to the accuracy or completeness of any such information or statements. Furthermore, the Company and the Shareholders have not relied, and will not rely, upon any such statements in making any investment decision in connection with the Purchase Shares; rather, the only representations or statements that the Company and the Shareholders have relied upon or will rely upon are those made by Ebank in this Agreement.

         (c) Experience; Investment. The Company and the Shareholders have such knowledge and experience in financial and business matters as to enable such the Company and Shareholders (a) to utilize the information made available to them in connection with the offering of the Purchase Shares, (b) to evaluate the merits and risks associated with a purchase of the Purchase Shares, and (c) to make an informed decision with respect thereto. The Company and the Shareholders' business and financial experience is such that Ebank could reasonably assume that the Company and the Shareholders have the capacity to protect their own interests in connection with the offer, sale and issuance of the Purchase Shares. The Company and the Shareholders are financially capable of bearing the risk of loss of any and all consideration paid for the Purchase Shares, and acknowledge that an investment in the Purchase Shares involves a high degree of risk, and the purchase price for the Purchase Shares has been determined by negotiation between Ebank and the Company and the Shareholders and may not be indicative of the future value of the securities. The Shareholders are acquiring the Purchase Shares for their own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. The Shareholders understand that as of the consummation of the Purchase, the Purchase Shares have not been registered under the Securities Act, or any state securities laws, by reason of specific exemptions from the registration provisions of the Securities Act and such laws that may depend upon, among other things, the bona fide nature of Purchasers' investment intent as expressed herein. The Shareholders are "accredited investors" within the meaning of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act by reason of such Shareholders' net worth in excess of $1,000,000. Shareholders acknowledges that Ebank and its officers, directors and other affiliates will rely upon the representations and warranties made by Shareholders in this Agreement in order to establish an exemption from the registration requirements of the Securities Act and applicable state securities laws and that Ebank shall place legends on the Purchase Shares and stop transfer instructions on its books to reflect that the Purchase Shares have not been registered under the Securities Act and applicable state laws.

         (d) Transfer. Shareholders agree that they will not transfer any Purchase Shares without registration under the Securities Act and applicable state securities laws unless the transfer is exempt from registration under the Securities Act and such laws and is made in compliance with the restrictive legends to be placed on the Purchase Shares; and in the case of any exemption, Shareholders may only transfer the Purchase Shares if Ebank has received an opinion of counsel satisfactory to Ebank that such transaction does not require registration of the Purchase Shares. Shareholders acknowledge that the following legends will be placed on the Purchase Shares and any shares into which the Purchase Shares may be convertible:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. ADDITIONALLY, THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER FOR ANY PURPOSE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS APPLICABLE TO THE SECURITIES SHALL BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF THESE

         SECURITIES SHALL BE ESTABLISHED IN AN OPINION OF COUNSEL
         SATISFACTORY TO THE CORPORATION.

         THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

         Section 3.24. Shareholders' Additional Representations. To induce Ebank to enter into this Agreement, each Shareholder represents and warrants to Ebank as follows:

         (a) The Shareholder has the right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by the Shareholder and is entered into voluntarily without promise or benefit other than as set forth herein; and this Agreement constitutes the Shareholder's legal, valid and binding obligation, enforceable in accordance with its terms.

         (b) The Shareholder owns, of record and beneficially, valid title to his shares of Company Common Stock, and such shares are free and clear of all Liens, Claims (as defined below) and encumbrances. Other than Company Common Stock owned by the Shareholder, the Shareholder does not own, beneficially or of record, or have any right to acquire, now or in the future, any shares of stock or other securities of any kind of the Company. The execution, delivery and performance of this Agreement by the Shareholder will not conflict with or result in a breach of any agreement, instrument, order, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of its material assets. The execution, delivery and performance of this Agreement by the Shareholder does not require the consent or approval of any third party or governmental agency or authority which has not been obtained or applied for (and copies of which approvals or applications are attached hereto).

         (c) The Shareholder hereby represents and warrants that he is not aware as of the date hereof of any claim (as defined by Section 101 of the United States Bankruptcy Code, as amended), debts, demands, actions, causes of action, suits, accounts, damages and liabilities of any name and nature (collectively, "Claims") that such Shareholder may have, or which such Shareholder is aware may arise in the future against Ebank, the Surviving Corporation, or any of their subsidiaries, officers, directors, employees, shareholders, attorneys, agents, successors, assigns, representatives, or affiliates.

         (d) The Shareholder has reviewed with his or her tax advisor the United States federal and state tax consequences of an investment in the Purchase Shares and the transactions contemplated by this Agreement. The Shareholder is relying solely on such advisors, except for a tax opinion provided to Shareholder in connection with the Purchase, and not on any statements or representations of Ebank, the Company or the agent of either, except for the statements, representations and covenants provided in this Agreement, and understands that he or she (and not Ebank or any other party) shall be responsible for his or her own tax liability that will arise as a result of this investment or the transactions contemplated by this Agreement.


                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF EBANK

         The Ebank hereby represents and warrants to the Company and the Shareholders as follows:

         (a) Corporate Existence and Issuance of Shares. Ebank is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Ebank is duly qualified to transact business and is in good standing in such jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to do so would not have a Material Adverse Effect on its business, taken as a whole. The Purchase Shares to be issued in exchange for shares of the Company when issued will be validly authorized, issued and outstanding, fully paid, and nonassessable and subject to no preemptive rights. Ebank will also reserve shares of common stock sufficient to meet the underlying conversion rights of the Purchase Shares.

         (b) Corporate Power and Authorization. Ebank has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Ebank has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Ebank and constitutes the legal, valid, and binding obligation of Ebank, enforceable against it in accordance with its terms.

         (c) Validity of Contemplated Transactions, etc. The execution, delivery, and performance of this Agreement by Ebank does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Ebank is subject,
(b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Ebank, (c) the Articles of Incorporation or By-Laws of, or any securities issued by Ebank, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Ebank is a party or by which it is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Ebank.

         (d) Broker's or Finder's Fees. Other than Atkisson Carter, Ebank has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement. Ebank is solely responsible for any broker or finder compensation owed to Atkisson Carter in connection with this Agreement.

         (e) Current Public Information; Financial Statements. Ebank represents and warrants to the Shareholder that it is a "reporting issuer" and has a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, (the "1934 Act"). Ebank has made available to the Shareholder copies of Ebank's Form 10-KSB annual Report for the year ended December 31, 2000 and Form 10-QSB for the fiscal quarter ended September 30, 2001 (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the 1934 Act. None of the SEC Reports contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with GAAP and fairly presented the financial position, results of operations and cash flows of Ebank and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

         (f) Litigation. Except as disclosed in the SEC Reports, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against Ebank, or any of its properties, which, if decided adversely to Ebank (1) could reasonably be expected to result in any Material Adverse Effect on Ebank, or which could reasonably be expected to materially and adversely affect the properties or assets of Ebank or (2) could reasonably be expected to materially and adversely affect the ability of Ebank to perform its obligations pursuant to this Agreement.


                                   ARTICLE 5
                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 5.1 Shareholder Approval by Unanimous Consent. By signing this Agreement, each Shareholder agrees that he is evidencing his irrevocable approval in all respects to the transactions contemplated by this Agreement. The Shareholder hereby waives his right to assert dissenter's or appraisal rights or other rights or Claims which may hinder or delay the Purchase.

         Section 5.2 Shareholder Agreement to Sign in Other Capacities Each Shareholder agrees that by signing this Agreement he or she will sign in any other capacity required to give effect to the terms herein, including as principals of other entities.

         Section 5.3 Affiliates. The Shareholders, each of whom is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933 (the "1933 Act") and who will receive Purchase Shares in connection with the Purchase agree that they will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock, the Purchase Shares, or shares of Ebank Common Stock received upon conversion of the Purchase Shares except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder, including Rule 145. The certificates representing the Purchase Shares issued to "affiliates" of the Company will bear an appropriate legend reflecting the foregoing and Ebank shall be entitled to issue stop orders to the transfer agent for the Purchase Shares consistent with the terms of such legends.

         Section 5.4 Employee Benefit Plans. Notwithstanding anything in this Agreement to the contrary, the Company and each Shareholder do hereby agree and covenant that, (i) as of the Closing, the Company shall not sponsor any Benefit Plan or Applicable Benefit Plan (defined hereinafter); (ii) immediately prior to the Closing, each Applicable Benefit Plan shall have been terminated; and (iii) as of the Closing, the Company shall not have any liability, or responsibility to act or omit to act in any regard, in relation to any Benefit Plan or Applicable Benefit Plan. It is agreed and understood that prior to Closing, the Company will fund and then terminate any Employee Benefit Plans and will pay out any amounts required by those plans. The Company has no Benefit Plan or Applicable Benefit Plan other than a Simple IRA Plan that the Company will terminate and cease funding at Closing. For purposes of this Section 5.4, the phrase "Benefit Plan" shall include, without limitation, (i) each pension, retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each written or unwritten employee or other or similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, and other or similar plan, program or other arrangement, agreement or understanding, including, without limitation, each "employee benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. The phrases "Applicable Benefit Plan" and "Applicable Benefit Plans" shall include, without limitation, (i) each and every Benefit Plan which, at any time up to the Closing, was sponsored by, was contributed to or required to be contributed to by, or was otherwise connected with, the Company.

                                   ARTICLE 6
                   CONDITIONS PRECEDENT TO EBANK'S OBLIGATIONS

         The obligations of Ebank to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below (with the effectiveness of all agreements listed below being expressly conditioned upon consummation of the Purchase). Ebank may waive any or all of these conditions in whole or in part without prior notice; provided, however, that except to the extent, if any, that such waiver constitutes an election of remedies under Georgia law, no such waiver of a condition shall constitute a waiver by Ebank of any of its other rights or remedies, at law or in equity, if the Company or the Shareholders shall be in default of any of their representations, warranties or covenants under this Agreement.

         Section 6.1 Accuracy of Representations. The representations and warranties of the Company and the Shareholders in this Agreement or any Schedule hereto or in any written statement delivered by any of them at the Closing to Ebank shall be true in all material respects as of the date hereof.

         Section 6.2 Performance of the Company and Shareholders. The Company and the Shareholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date of the Purchase.

         Section 6.3 Material Changes. During the period from September 30, 2001 to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of the Company, and the Company shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business. The officers of the Company will execute and deliver to Ebank certificates certifying the same.

         Section 6.4 Absence of Litigation. No action, suit or proceeding before any court, governmental body or authority, other than routine regulatory and tax inspections, audits and reviews, pertaining to the transactions contemplated by this Agreement or its consummation, shall have been instituted or threatened.

         Section 6.5 Certificates of the Company and Shareholders. Ebank shall have received certificates, dated the Closing Date, signed by the Company and the Shareholders, certifying that the conditions specified in Sections 6.1, 6.2,
6.3 and 6.4 have been fulfilled.

         Section 6.6 Corporate Approval. The execution and delivery of this Agreement by the Company, and the performance of their covenants and obligations hereunder, shall have been duly authorized by the Company's Boards of Directors and the Shareholders, and Ebank shall have received copies of all resolutions or consents pertaining to those authorizations, certified by the Secretary of the Company.

         Section 6.7 Approvals. This Agreement and the transactions contemplated hereby shall have received all approvals, consents, authorizations and waivers from governmental and regulatory agencies and other third parties (including lenders and lessors) required to consummate the transactions contemplated hereby, which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect.

         Section 6.8 Employment Agreement. At or prior to Closing of the Purchase, Ebank shall enter into separate agreements with Gary Alpert and Edmond Harless for employment with the Surviving Corporation, the material terms of which are as set forth on Exhibit 6.8, and the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

         Section 6.9 Consulting Agreement. At or prior to Closing of the Purchase, Ebank shall enter an agreement with Harless & Associates for the retention of Caroline Harless as an independent consultant with the Surviving Corporation, the material terms of which are as set forth on Exhibit 6.9, and the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

         Section 6.10 Space and Cost-Sharing Agreement. Ebank and Harless Pittman and Associates shall enter into an agreement providing for the use of office space, the provision of financial services, and the sharing of certain office assets and expenses containing the material terms as set forth on Exhibit 6.10.

         Section 6.11 Indemnity Agreement. Ebank and Caroline Harless shall have entered into an indemnity agreement in form attached hereto as Exhibit 6.11.


                                   ARTICLE 7
                      CONDITIONS PRECEDENT TO COMPANY'S AND
                          THE SHAREHOLDERS' OBLIGATIONS

         The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below. The Company and the Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company or the Shareholders of any of their other rights or remedies, at law or at equity, if the Surviving Corporation or Ebank shall be in default of any of their representations, warranties or covenants under this Agreement.

         Section 7.1 Accuracy of Representations. The representations and warranties by Ebank in this Agreement or in any written statement delivered to the Company and the Shareholders under this Agreement shall be true in all material respects as of the date hereof and on and as of the Closing Date as though made at that time.

         Section 7.2 Performance of Ebank. Ebank shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         Section 7.3 Absence of Litigation. No action, suit or proceeding before any court, governmental body or authority, other than routine regulatory and tax inspections, audits and reviews, pertaining to the transactions contemplated by this Agreement or its consummation, shall have been instituted or threatened.

         Section 7.4 Certificates of Ebank. The Company shall have received a certificate, dated the Closing Date, signed by Ebank's president or vice president and secretary or assistant secretary, certifying that the conditions specified in Sections 7.1, 7.2 and 7.3 have been fulfilled.

         Section 7.5 Corporate Approval. The execution and delivery of this Agreement by Ebank and the performance of its covenants and obligations hereunder, shall have been duly authorized by the Board of Directors of Ebank. The Shareholders and the Company shall have received copies of all resolutions pertaining to these authorizations, certified by Ebank's corporate secretary.

         Section 7.6 Third Party Approvals. This Agreement and the transactions contemplated hereby shall have received all approvals, consents, authorizations and waivers from governmental and regulatory agencies required to consummate the transactions, which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect on the financial condition, results of operation or business of the Company.

         Section 7.7 Registration Rights Agreement. The Shareholders shall have received a Registration Rights Agreements, substantially in the form attached hereto as Exhibit 7.8 executed by Ebank.

         Section 7.8 Consulting Agreement. At or prior to Closing of the Purchase, Ebank shall enter an agreement with Harless & Associates for the retention of Caroline Harless as an independent consultant with the Surviving Corporation, the material terms of which are as set forth on Exhibit 6.9, and the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

         Section 7.9 Space and Cost-Sharing Agreement. Ebank and Harless Pittman and Associates shall enter into an agreement providing for the use of office space, the provision of financial services, and the sharing of certain office assets and expenses containing the material terms as set forth on Exhibit 6.10.

         Section 7.10 Designations. Ebank shall have filed with the Georgia Secretary of State the necessary Amendment to its Articles of Incorporation setting forth the Designations of Preferences, Limitations, and Relative Rights of Series B-1 and Series B-2 Preferred Stock of Ebank as set for in Exhibits 2.3(a)-1 and 2.3(a)-2.

                                   ARTICLE 8
                                     CLOSING

         Section 8.1 Time and Place of Closing. The Closing of the transactions contemplated hereunder shall take place as soon as practicable on execution and delivery of this Agreement on such date as the parties shall agree, but in no event later than December 31, 2001, and effective as of the Effective Time when the Closing is completed. The Closing shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, Suite 1400, Atlanta, Georgia 30309 at 10:00 a.m., Atlanta Time, on the Closing Date.

         Section 8.2. Deliveries by the Company and the Shareholder. At the Closing, the Company and the Shareholder shall deliver to Ebank:

         (a) stock certificates evidencing all of the shares of Company Common Stock, canceled or duly endorsed in blank or with stock powers endorsed in blank;

         (b) Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia, and a true and correct copy of the Bylaws of the Company, certified as of the Closing Date by the Secretary of the Company;

         (c) good standing certificates relating to the Company from the State of Georgia and each other jurisdiction in which the Company is qualified to conduct business;

         (d) the corporate seal and all stock ledgers and minute books of the Company in existence as of the Closing, accompanied by a certificate of the secretary of the Company certifying that the stock ledgers and minutes books are, to the best of her information and belief, true, correct and complete as of the Closing Date;

         (e) the Purchase Documents duly executed by the Company and the Shareholders, as applicable;

         (f) a Secretary's Certificate attesting to the incumbency of the officers of the Company executing this Agreement and the other certificates and agreements delivered by the Company at the Closing; and

         (g) the documents and instruments referred to in Articles 6 and 7 hereof.

         Section 8.3 Deliveries by Ebank. At the Closing, Ebank shall deliver to the Company and the Shareholders:

         (a) a Secretary's Certificate attesting to the incumbency of the officers of Ebank executing this Agreement and the other certificates and agreements delivered by Ebank at the Closing;

         (b) resolutions of the Board of Directors of Ebank authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the secretary of Ebank;

         (c) the Purchase Documents duly executed by Ebank, as applicable;

         (d) the Purchase Shares and the $400,000 cash proceeds; and

         (e) the documents and instruments referred to in Articles 6 and 7 hereof.

         Section 8.4. Post Closing Deliveries and Power of Attorney. The Shareholders, Ebank, and the Company (in its role as the Surviving Corporation) agree that, from time to time after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intent of this Agreement. Each Shareholder absolutely and irrevocably appoints James L. Box, the President of Ebank, and his successors holding the same officer position with Ebank, as his or her true and lawful agent and attorney-in-fact, with full power of substitution, in the name of the Shareholder, to execute and do all such assurances, acts and things which the Shareholder has covenanted and agreed to do under this Agreement but which the Shareholder has failed to execute or do within three days of the Surviving Corporation's or Ebank's request therefor, including but not limited to executing, on behalf of the Shareholder, such transfer or conveyance documents and other agreements that the Surviving Corporation or Ebank may deem proper in and for the exercise of any such powers, authorities or discretion. This Power of Attorney grants to such officer of Ebank, as agent for the Shareholders, all powers granted to agents and attorneys-in-fact generally under applicable law. Each Shareholder hereby ratifies and confirms and agrees to ratify and confirm whatever lawful acts such officers shall do in the exercise of the power of attorney granted hereby, which power of attorney shall be deemed to be coupled with an interest, is irrevocable and shall survive the disability, incapacity or incompetency of the Shareholder.


                                   ARTICLE 9
                            SURVIVAL; INDEMNIFICATION

         Section 9.1 Survival. The parties' respective representations and warranties contained in this Agreement will survive execution and delivery of this Agreement and Closing and shall remain in full force and effect until the running of the applicable statute of limitations; provided, however, that the representations and warranties set forth in Section 3.13 shall survive until expiration of any applicable statute of limitations (including any extensions thereof) which will preclude assertion of Tax claims against the Company for matters existing on or prior to the date of this Agreement. Any claim made or notice of a claim given as to any breach or alleged breach of a representation or warranty shall extend the applicable survival period set forth above until such claim has been resolved and satisfied by agreement of the parties or by the entry of a final, non-appealable judgment of a court having jurisdiction over such claim.

         Section 9.2 Indemnification.

         (a) Indemnification by Shareholders. Subject to the terms of this
Article 9, the Shareholders hereby covenant and agree to indemnify, defend, save, and hold harmless the Surviving Corporation and Ebank and their respective officers, directors, employees, agents, affiliates or any of their respective successors, predecessors, assigns or personal representatives (collectively, the "Ebank Indemnified Parties"), from and against any demands, claims, actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by the Ebank Indemnified Parties which arise out of or result from:

                  (i) any misrepresentation in or breach of any of the representations, warranties or covenants made by the Company or the Shareholders in this Agreement;

                  (ii) any misrepresentation in a document, certificate or affidavit delivered by or on behalf of the Company or the Shareholders in connection with this Agreement;

                  (iii) the continued existence after the execution of this Agreement of any Lien in violation of this Agreement;

                  (iv) any guaranty, Claim against or other material liability of the Company not otherwise disclosed hereunder or in any Schedule hereto, including but not limited to, any claims relating to any unpaid Taxes; or

                  (v) any claim alleging misconduct of, by or under the control of the Company or the Shareholders which is criminal or of a grossly negligent character that is attributable to events occurring prior to the execution of this Agreement.

         (b) Indemnification by Ebank. Subject to the terms of this Article 9, Ebank hereby covenants and agrees to indemnify, defend, save, and hold harmless the Shareholders and their representatives, trustees and permitted assigns from and against any Indemnifiable Damages suffered by them which arise out of or result from:

                  (i) any misrepresentation in or breach of any of the representations, warranties or covenants made by Ebank in this Agreement;

                  (ii) any misrepresentation in a document, certificate or affidavit delivered by or on behalf of Ebank in connection with this Agreement; or

                  (iii) any claim alleging misconduct of, by or under the control of the Ebank which is criminal or of a grossly negligent character that is attributable to events occurring prior to the execution of this Agreement.

         (c) Limitations on Amount. None of Ebank, the Surviving Corporation, or the Shareholders will have liability (for indemnification or otherwise) with respect to the matters described in clause 9.2(a) or 9.2(b) or for any other matter unless and until the total of all damages with respect to such matters exceeds $10,000. However, this provision in Section 9.3(c) will not apply to any breach of any of the representations and warranties of the Company, the Shareholders, or Ebank where the party had knowledge at any time prior to the date on which such representation or warranty is made that the representation or warranty was not accurate. Further, the provisions of this Section 9.3(c) will not apply to an intentional breach by any party of any covenant or obligation.

         Section 9.3 Procedure for Third-Party Claims.


         (a) Promptly after obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification shall give written notice of such claim ("Notice of Claim") to the other party within 60 days, but failure to do so will not prejudice any right of recovery to the extent that damage did not arise as a result of such failure to provide timely notice. The Notice of Claim shall set forth a brief description of the facts giving rise to such claim and the amount (or a reasonable estimate) of the liability, loss, damage or expense suffered, or which may be suffered, by the party seeking indemnification, and shall be accompanied by all documentation in the case of a third-party claim against the indemnified party.

         (b) In the case of a third party claim, upon receiving the Notice of Claim, the indemnifying party shall resist, settle or otherwise dispose of such claim in such manner as it shall deem appropriate, including the employment of counsel, and shall be responsible for the payment of all settlements, judgments, costs and expenses, including the reasonable fees and expenses of any counsel retained. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the indemnified party's expense unless:

                  (i) the employment has been specifically authorized by the indemnifying party in writing;

                  (ii) the indemnifying party has improperly failed to assume the defense and employ counsel; or

                  (iii) the named parties to any action (including any impleaded parties) include the Surviving Corporation, Ebank and/or the Shareholders, and the indemnified party has been advised by such counsel that representation of the Surviving Corporation, Ebank and/or the Shareholders by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall have neither the right nor the obligation to assume the defense of such action on behalf of the indemnified party).

         (c) The party seeking indemnification shall comply with the foregoing procedure for each claim arising hereunder, whether or not the amount of such claims exceeds any minimum amount. All Notices of Claim for general contingencies must be delivered within the time frame permitted by Section 9.2. The indemnified party shall cooperate with the indemnifying party in defending any such claim and provide any books, records, information or testimony requested, which is in the hands of or under the control of the indemnified party or obtainable by the indemnified party without unreasonable expense.


                                   ARTICLE 10
                              RESTRICTIVE COVENANTS

         Section 10.1 Restrictive Covenants. The covenants in this Section are necessary to induce Ebank to purchase the Company Common Stock from the Shareholders because of the personal nature of the relationship that exists between the Shareholders and the customers and employees of the Company.

         (a) Covenant not to Compete. The Shareholders covenant and agree that for a period of four years after the Closing Date, the Shareholders will not provide Services that are competitive with or substantially similar to those provided by the Company within a 40 mile radius of the Company's main office located at 3060 Peachtree Rd., NW, Atlanta, GA 30305. For purposes of this Agreement, "Services" shall mean the management of financial assets, the assistance in the execution of securities and insurance transactions, the provision of insurance and insurance planning, and the management of an entity that provides any of these enumerated services. Notwithstanding the prior definition of "Services," Services shall not mean accounting and tax planning services of the type that Harless & Associates provides to its customers on the date of this Agreement.

         (b) Covenant not to Solicit Customers. The Shareholders recognize and acknowledge that the Company's customer base was one of the primary assets motivating Ebank to purchase the Company from the Shareholders. The Shareholders further acknowledge that information regarding these customers and the specific needs of such customers is essential to the success of the Surviving Corporation's business and its continued goodwill and that its customer list is a property interest of the Surviving Corporation, having been developed by it at great effort and expense. The Shareholders covenant and agree that for a period of five years after the Closing Date, the Shareholders shall not, directly or indirectly, alone or in association with or on behalf of any other person or entity, solicit for any service or business offering Services competitive with the Surviving Corporation any person or entity (a) who was a customer of the Company within 60 days prior to the Closing of this Agreement or (b) who becomes a customer of the Surviving Corporation during Caroline Harless' continued service period to the Surviving Corporation; provided that this restriction shall only apply to customers and clients with whom Caroline Harless had material contact within 12 months prior to her last date of employment.

         (c) Covenant not to Solicit Employees. The Shareholders covenant and agree that for a period of five years after the Closing Date, the Shareholders shall not, directly or indirectly, alone or in association with or on behalf of any other person or entity solicit or attempt to solicit or induce any person or persons employed by the Company, including persons hired subsequent to the date of this Agreement, to leave such employment for employment with another business, or to breach his or her employment agreement with the Company; provided that this restriction shall only apply to employees with whom Caroline Harless had material contact within 12 months prior to her last date of service to the Surviving Corporation.

         (d) Change in Control of the Surviving Corporation. For a period of two years following the Closing, if at any time more than 50% of the capital voting stock of Peachtree Capital is transferred to a person or entity other than Ebank or a subsidiary or affiliate of Ebank (a "Change in Control Event"), then following such Change in Control Event, if (i) the Change in Control Event occurs prior to the end of the First Measuring Year or the Second Measuring Year (individually a "Measuring Year"), then the Revenue Targets (as set forth in the Purchase Share designations) for the Measuring Year(s) during which, or after, the Change in Control Event occurs shall be treated as if they were fully satisfied, and (ii) if Ebank elects not to pay Caroline Harless an amount equal to $125,000 in six equal monthly installments commencing within 30 days of the Change in Control event, then the restrictive covenants contained in this
Article 10 shall terminate and be of no further force and effect.


                                   ARTICLE 11
                                OTHER AGREEMENTS

         Section 11.1 Effective Date. Notwithstanding the actual date of execution and delivery of this Agreement, the parties agree that, for all purposes (including legal, tax and accounting), this Agreement shall be deemed dated and effective as of December 27, 2001.

         Section 11.2 Arbitration. The parties hereto shall, in good-faith, attempt to settle any dispute, controversy, or claim arising out of or relating to this Agreement or any other related Purchase Documents, agreements, certificates, or other writing, or the breach, termination, construction, validity, or enforceability hereof or thereof, for a period of 60 days after notification to all parties of the dispute. If there is no resolution within those 60 days, the dispute shall be settled by binding arbitration held in Atlanta, Georgia in accordance with the rules of the American Arbitration Association in force at the time. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that the Surviving Corporation and/or Ebank shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

/s/ COH                             /s/ SH
-------------------------           -----------------------
initial (Caroline Harless)          initial (Steven Harless)

         Section 11.3 Rescission of Acquisition Transaction Upon Failure to Obtain Regulatory Approvals. In order to continue its operation as a broker-dealer, the Company must receive regulatory approval (the "Required Approvals") for the change in control of its ownership as contemplated under this Agreement from both the Securities and Exchange Commission and the National Association of Securities Dealers. If the Company has not received the Required Approvals by the 75th day following Closing, then either Ebank or the Shareholders shall have the right to rescind the transactions contemplated by this Agreement (the "Rescission Option"). The party exercising the Rescission Option shall deliver written notice of its election to rescind to all other parties to this Agreement, and within 10 business days after delivery of the written notice, the parties shall close the rescission transactions (the "Rescission Closing"). At the Rescission Closing, (i) Ebank shall transfer all Company Common Stock to the Shareholders, (ii) the Shareholders shall pay $400,000 in immediately available funds and transfer all Purchase Shares to Ebank, and (iii) all other agreements entered into between the parties in connection with this Agreement representing continuing financial obligations or liabilities shall be terminated. Notwithstanding this provision, the parties hereto shall use commercially reasonable efforts, and will at all times act in good-faith, to obtain the Required Approvals.

         Section 11.4 Right of First Refusal. For a period of two years following the Closing, if Ebank proposes to sell or otherwise transfer all of the Company Common Stock to an entity that is not affiliated with Ebank, then the Shareholders shall first be given the right to purchase all the Company Common Stock that Ebank proposes to transfer (the "First Refusal Right"). If Ebank proposes to transfer the Company Common Stock, Ebank shall give written notice of its intention to the Shareholders. The Shareholders shall have 10 days from the date of receipt (the "Exercise Period") of any such notice to agree to purchase all such Company Common Stock. If the Shareholders fail to exercise the First Right of Refusal within the Exercise Period to purchase all of the Company Common Stock, then Ebank shall have the right thereafter to freely sell or transfer the Company Common Stock and the First Right of Refusal shall terminate. If the Shareholders exercise their First Right of Refusal during the Exercise Period to purchase all of the Company Common Stock, then within 10 days thereafter, the parties shall close the purchase transaction (the "Repurchase Closing"). At the Repurchase Closing, (i) Ebank shall transfer all Company Common Stock to the Shareholders, (ii) the Shareholders shall pay $462,500 in immediately available funds, (iii) the Shareholders shall transfer all Purchase Shares to Ebank, including any shares of Ebank common stock into which the Series B-1 Shares have been converted, (iv) if the Shareholders have sold shares of common stock that they received from the conversion of their Series B-1 Shares and the remaining shares of common stock owned by the Shareholders on the date prior to receipt of written notice from Ebank are valued (as of the day prior to the Repurchase Closing) below $225,000, then the Shareholders shall pay Ebank an amount in cash to cover the difference between $225,000 and the value of the Shareholder's remaining shares of common stock, and (v) all other agreements entered into between the parties in connection with this Agreement representing continuing financial obligations or liabilities shall be terminated.


                                   ARTICLE 12
                                  MISCELLANEOUS

         Section 12.1 Integration; Severability. Except for the continuing contract obligations between the parties set forth in the agreements described in Sections 6.8, 6.9, 6.10, 6.11, and 7.8 to be executed at Closing, this Agreement represents the entire understanding of the Company, Ebank and the Shareholders with respect to the subject matter hereof and there are no other written or oral agreements or understandings between the parties with respect thereto. If for any reason any term, provision or portion thereof of this Agreement is held to be unenforceable, invalid or illegal, such provision or portion thereof shall be deemed modified to the minimum extent necessary to make such provision consistent with the applicable law and the remaining portions and provisions of this Agreement shall continue in full force and effect thereafter.

         Section 12.2 Expenses. All legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 12.3 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service, or to the extent receipt is confirmed, facsimile, or other electronic transmission service to the appropriate address or number as follows:

         To the Shareholders:

                  Caroline O. Harless
                  One Buckhead Plaza
                  Suite 1825
                  3060 Peachtree Rd., NW
                  Atlanta, Georgia 30305
                  Facsimile: (404) 364-2109

                  Steven Harless
                  One Buckhead Plaza
                  Suite 1825
                  3060 Peachtree Rd., NW
                  Atlanta, Georgia 30305

                  Facsimile: (404) 364-2109

         To the Company:

                  Peachtree Capital, Inc.
                  Caroline O. Harless, President
                  One Buckhead Plaza
                  Suite 1825
                  3060 Peachtree Rd., NW
                  Atlanta, Georgia 30305

         To Ebank:

                  ebank.com, Inc.
                  2410 Paces Ferry Rd.
                  Suite 190
                  Atlanta, Georgia  30339
                  Attn: James L. Box, President and Chief Operating Officer
                  Facsimile: (770) 863-9228

                  With a copy to:

                  Neil E. Grayson, Esq.
                  Nelson Mullins Riley & Scarborough, L.L.P.
                  First Union Plaza - Suite 1400
                  999 Peachtree Street, N.E.
                  Atlanta, Georgia  30309
                  Facsimile:  (404) 817-6113


         Section 12.4 Public Announcements. The Company and the Shareholders shall not make any public announcement or other public disclosure regarding this Agreement or its terms without the consent of Ebank except to the extent that such disclosure is required by applicable law. Notwithstanding the foregoing, the parties may communicate with their respective employees, customers, suppliers, creditors, shareholders and relevant governmental agencies as may be necessary and appropriate in connection with the implementation and consummation of the terms of this Agreement.

         Section 12.5 Remedies. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

         Section 12.6 Opportunity to Obtain Assistance of Counsel. Each party hereto acknowledges that they have had the opportunity to obtain the assistance of counsel in negotiating and preparing the terms of this Agreement; therefore, this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

         Section 12.7 Governing Law and Jurisdiction. This Agreement shall be interpreted and enforced construed in accordance with the laws of the State of Georgia (excluding conflict of laws principles). The parties consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for any District of Georgia in any action or judicial proceeding brought to enforce, construe or interpret this Agreement or any other documents or agreements contemplated hereby. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a suit (or non-compulsory counterclaim) brought by any party against the Surviving Corporation or Ebank or any of their affiliates (including the Ebank Indemnified Parties) in a court of any state other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

         Section 12.8 Assignment; Amendments; Binding Agreement. The Shareholders may not assign any of their rights or responsibilities hereunder without the prior written consent of the Surviving Corporation or Ebank; any attempted assignment without such prior written consent of the Surviving Corporation or Ebank shall be null and void. Neither Ebank nor the Surviving Corporation may assign any of its rights or responsibilities hereunder, except to Subsidiaries or other affiliates of Ebank, without the prior written consent of the Shareholders; any attempted assignment without such prior written consent of the Shareholders shall be null and void. No amendment or modification of this Agreement shall be binding unless the same shall be in writing and executed by the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors, representatives, receivers, trustees and permitted assigns.

         Section 12.9 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.





                        [Signatures Appear on Next Page]



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         IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed by each of the parties as of the date first above written.




                                   Ebank.com, Inc.

                                   By: /s/  James L. Box
                                            Name: James L. Box
                                            Title: President and CEO

                                   Peachtree Capital, Inc.

                                   By: /s/  Caroline O. Harless
                                            Name: Caroline O. Harless
                                            Title: President

                                   Shareholders:


                                   Caroline O. Harless


                                   Steven Harless